UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2014

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07	Submission of Matters to a Vote of Security Holders.

Explanatory Note. TransEnterix, Inc. (the “Company”) is filing this Amendment to its Current Report on Form 8-K filed on June 24, 2014 to report the determination made by the Board of Directors with respect to the frequency of holding future say-on-pay advisory votes.

On June 24, 2014, the Company held its Annual Meeting of Stockholders for 2014 (the “Annual Meeting”). One of the proposals presented to the stockholders at the Annual Meeting was the advisory vote regarding the frequency with which future say-on-pay votes would be held.

The proxy statement for the Annual Meeting included the recommendation of the Company’s Board of Directors that stockholders approve future annual say-on-pay votes. A majority of votes were cast in favor of future annual say-on-pay votes. Therefore, at its regularly scheduled meeting held on July 30, 2014, the Board of Directors of the Company determined to hold future advisory say-on-pay votes on an annual basis until the next say-on-frequency vote is presented to stockholders or until the Company’s Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

August 1, 2014	By:	Joseph P. Slattery

Name: Joseph P. Slattery
Title: Executive Vice President and Chief Financial Officer